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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form S-3 of our report dated March 25, 1997, appearing on page F-1 of the Annual Report on Form 10-K of Vestro Natural Foods Inc., for the year ended December 31, 1996. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP


Costa Mesa, California
November 4, 1997